Exhibit 21.1

SUBSIDIARIES OF INFOR, INC.

As of MAY 31, 2014

Name of Subsidiary	Jurisdiction of Incorporation	Name of Subsidiary	Jurisdiction of Incorporation
North America		EMEA (continued)
Infor (Canada), Ltd.	Canada — Ontario	Infor (Farnborough) Limited	United Kingdom
Workbrain L.P.	Canada — Ontario	Infor (Frimley) Limited	United Kingdom
Infor (US), Inc.	Delaware	Infor (Lancashire) Ltd.	United Kingdom
Infor Public Sector, Inc.	US — California	Infor (Midlands II) Limited	United Kingdom
Seneca Acquisition Subsidiary Inc.	US — Delaware	Infor (Midlands IV) Limited	United Kingdom
Infor (GA), Inc.	US — Georgia	Infor (Midlands) Limited	United Kingdom
Infinium Software, Inc.	US — Massachusetts	Infor (Solihull) Limited	United Kingdom
		Infor (Subholdings) Limited	United Kingdom
Latin America		Infor (Thames Valley) Ltd.	United Kingdom
Infor Global Solutions (Argentina) S.A.	Argentina	Infor (UK) Holdings Limited	United Kingdom
Infor do Brasil Softwares Ltda.	Brazil	Infor (United Kingdom) Limited	United Kingdom
TriSyn IP Limited	Cayman Islands	Infor Global Solutions (Midlands III) Ltd	United Kingdom
Infor Chile Softwares Ltda. d/b/a Infor Chile Ltda.	Chile	Infor Global Solutions (Midlands VI) Limited	United Kingdom
Infor Colombia S.A.S.	Colombia	Infor Global Solutions EMEA Holdings Ltd.	United Kingdom
Infor (Mexico) S.A. de C.V.	Mexico	Infor Global Solutions UK Intermediate Holdings Ltd.	United Kingdom
CLS de Mexico, S.A. de C.V.	Mexico City, Federal District	Orbis EMEA Ltd.	United Kingdom
Infor Global Solutions (Venezuela) C.A.	Venezuela	Pegasus Group Limited	United Kingdom
		Pegasus Software Limited	United Kingdom
EMEA		Sugar Acquisition Limited	United Kingdom
Infor (Österreich) GmbH	Austria	Systems Union Group Limited	United Kingdom
Infor (Belgium) N.V.	Belgium
S.P.R.L. Certpoint Europe	Belgium	APAC
Infor (Česká republika) s.r.o.	Czech Republic	Infor (ANZ Holdings) Pty Limited	Australia
Infor Danmark A/S	Denmark	Infor (AU M3) Pty. Ltd.	Australia
Lawson Software Finland Oy	Finland	Infor Global Solutions (ANZ) Pty Limited	Australia
Infor (France) SAS	France	Voto Pty. Ltd.	Australia
Infor (Friedrichsthal I) GmbH	Germany	SoftBrands Asia Co., Ltd	China
Infor (Deutschland) GmbH	Germany	Systems Union (Shanghai) Ltd.	China
Infor Global Solutions Holding GmbH	Germany	Boss Solution Limited	Hong Kong
Infor (Gibraltar) Limited	Gibraltar	Hotel Information Systems Limited	Hong Kong
Geac Magyarország Ltd.	Hungary	Infor (Hong Kong) Ltd.	Hong Kong
Infor (Ireland) Ltd.	Ireland	Infor Global Solutions (Hong Kong) Limited	Hong Kong
Infor (Italia) Srl	Italy	SoftBrands (HK) Ltd	Hong Kong
Infor Global Solutions European Finance Sarl	Luxembourg	Approva Systems Private Limited	India
Infor ISA Holdings S.a.r.l.	Luxembourg	Infor (Bangalore) Private Limited	India
MIVE S.a.r.L.	Luxembourg	Infor (India) Pvt Ltd.	India
TSHC S.a.r.l.	Luxembourg	PT Infor Software Indonesia	Indonesia
Infor (Amersfoort) B.V.	Netherlands	Infor Japan (M3) K.K.	Japan
Infor (Barneveld) B.V.	Netherlands	Infor Japan K.K.	Japan
Infor (Nederland) B.V.	Netherlands	Infor Korea Ltd	Korea
Infor (Veenendaal) B.V.	Netherlands	EXE Technologies (Malaysia) Sdn Bhd	Malaysia
Softbrands Holdings B.V.	Netherlands	Infor (Malaysia) Sdn. Bhd.	Malaysia
Systems Union International BV	Netherlands	Infor Manufacturing (Malaysia) Sdn Bhd	Malaysia
Infor (Norge) AS	Norway	Infor (New Zealand)	New Zealand
Infor (Polska) Sp. z o.o.	Poland	Infor (NZ M3) Ltd	New Zealand
InforIGS Global Solutions Informática e Consultoria, Lda	Portugal	Hotel Information Systems Philippines, Inc.	Philippines
LLC “Infor Software”	Russia	Infor International Software, Inc.	Philippines
Infor (South Africa) (Pty) Ltd	South Africa	Infor PSSC, Inc.	Philippines
Infor Software Iberia, S.A.U.	Spain	Infor (S.E.A.) Pte. Ltd.	Singapore
Infor (Sweden) AB	Sweden	Infor (Singapore Holdings) Pte. Ltd.	Singapore
Lawson International AB	Sweden	Orbis Pte Ltd	Singapore
Infor (Steinhausen) AG	Switzerland	HIS MSC Company Limited (Thailand)	Thailand
Infor (Steinhausen) II GmbH	Switzerland	Infor Software (Thailand) Ltd.	Thailand
(EZ) Revenue Management Solutions Limited	United Kingdom	Systems Union Software Corporation Limited	Thailand